                                                                    EXHIBIT 4.11

         THIS SECURITY IS SUBJECT TO REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. UNDER SUCH REGULATIONS, THE COMPARABLE YIELD OF THIS SECURITY IS 8.25%, COMPOUNDED SEMI-ANNUALLY AND THE PROJECTED PAYMENT SCHEDULE IS ATTACHED AS EXHIBIT G TO THE INDENTURE. A HOLDER OF SECURITIES MAY ALSO OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST TO THE ISSUER AT THE FOLLOWING ADDRESS: STARWOOD HOTELS & RESORTS WORLDWIDE, INC., 1111 WESTCHESTER AVENUE, WHITE PLAINS, NEW YORK 10604, ATTENTION: GENERAL COUNSEL.


         THE ISSUER AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THE SECURITY, EACH BENEFICIAL OWNER OF ALL OR ANY PORTION OF THE SECURITY EVIDENCED HEREBY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITY AS INDEBTEDNESS THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT DEBT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT, WITHOUT LIMITATION, THE AMOUNT OF CASH AND THE FAIR MARKET VALUE OF ANY SHARES BENEFICIALLY RECEIVED UPON A CONVERSION OF THE SECURITY AS A CONTINGENT PAYMENT AND (2) TO BE BOUND BY THE ISSUER'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE", WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO THE SECURITY.


         THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE

REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), AS LONG AS THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 16, 2003, ENTERED INTO BY THE ISSUER FOR THE BENEFIT OF CERTAIN HOLDERS FROM TIME TO TIME OF SECURITIES.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                     3.50% CONVERTIBLE SENIOR NOTE DUE 2023

CUSIP No. 85590A AH7                           Principal Amount: $300,000,000.00

Issue Date: May 16, 2003                     Issue Price:  100% of the Principal
                                             Amount

         Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (herein called the "Issuer" or the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay $300,000,000 aggregate Principal Amount (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on May 16, 2023, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 16 and November 16 of each year, commencing on November 16, 2003, on said principal sum, in like coin or currency, at the rate of 3.50% per annum, from May 16, 2003 or the most recent Interest Payment Date to which interest has been paid or provided for, until the principal hereof has been paid or duly made available for payment. The interest so payable on any May 16 or November 16 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the May 1 preceding such May 16 or the November 1 preceding such November 16, whether or not such May 1 or November 1 is a Business Day.

         Each installment of interest on this Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder. In the case of a Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



                                          STARWOOD HOTELS & RESORTS
                                            WORLDWIDE, INC.


                                          By:
                                             -----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                      --------------------------







                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the Indenture.



By:
     ---------------------------------------------
     Authorized Signatory


Date of authentication:    May 16, 2003

                           [REVERSE SIDE OF SECURITY]

         This Security is one of a duly authorized issue of Securities of the Issuer designated as its 3.50% Convertible Senior Notes due 2023, limited in aggregate Principal Amount to $300,000,000 (herein called the "Securities"), issued and to be issued under an Indenture, dated as of May 16, 2003 (herein called the "Indenture"), between the Issuer, Sheraton Holding Corporation, Starwood Hotels & Resorts (the "Trust") and U.S. Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Initially, U.S. Bank National Association, at its corporate trust facility in the Borough of Manhattan, The City of New York, will act as Paying Agent, Conversion Agent, Securities Custodian and Registrar. The Issuer may appoint and change any Paying Agent, Conversion Agent, Securities Custodian, Registrar or co-registrar without notice.

         Method of Payment - Holders must surrender Securities to the Paying Agent to collect all payments in respect of the Securities, except for liquidated damages payable pursuant to the Registration Rights Agreement, interest thereon and Contingent Interest. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

         Contingent Interest - Subject to the accrual and record date provisions specified in this paragraph, the Issuer shall pay contingent interest ("Contingent Interest") to the Holders during any six-month period (a "Contingent Interest Period") from May 16 to but not including November 16 and from November 16 to but not including May 16, commencing after May 16, 2006, if the average Security Market Price for the five trading days ending on the second trading day immediately preceding the relevant six-month period with respect to such Contingent Interest Period equals 120% or more of the Issue Price of the Security.

         The amount of Contingent Interest payable per Security in respect of any Contingent Interest Period shall equal the greater of (x) a rate per annum of 0.4125%, multiplied by the Issue Price of the Security and (ii) a per annum rate of .25% multiplied by the average Security Market Price for the five trading days ending on the second trading day immediately preceding the relevant Contingent Interest Period. Contingent Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

"Security Market Price" means, as of any date of determination, the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for $10 million Principal Amount at approximately 4:00 p.m. (New York City time) on such determination date from two recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Issuer) selected by the Issuer; provided, however, if (a) at least two such bids are not obtained by the Bid Solicitation Agent or (b) in the Issuer's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Market Price of the Securities for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 11.06, 11.07, 11.08 or 11.21 (subject to the conditions set forth in Sections 11.09 and 11.10) of the Indenture.

         Upon determination that Holders will be entitled to receive Contingent Interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Issuer shall issue a press release and publish such information on its web site at www.starwoodhotels.com or such other website as the Issuer may from time to time maintain.

         Redemption at the Option of the Issuer - No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Issuer at a redemption price (the "Redemption Price") equal to 100% of the Issue Price plus the accrued and unpaid interest (including Contingent Interest, if any), to, but not including, the Redemption Date; provided that the Securities are not redeemable prior to May 23, 2006 at the option of the Issuer.

         In addition, if there shall have occurred a Trust Assumption Event, the Issuer or the Trust, at either the Issuer's or the Trust's option, may elect to redeem Securities for a period of 60 days following the effective date of such Trust Assumption Event for cash at a redemption price (the "Trust Assumption Event Redemption Price") equal to 100% of the Issue Price plus accrued and unpaid interest (including Contingent Interest, if any) to, but not including, the Trust Assumption Event Redemption Date.

         In addition to the Redemption Price or Trust Assumption Event Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date or Trust Assumption Event Redemption Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Defaulted Interest, if any, with respect thereto, which Defaulted Interest shall be paid in cash on the Redemption Date or Trust Assumption Event Redemption Date, as the case may be.

         Purchase By the Issuer at the Option of the Holder - Subject to the terms and conditions of the Indenture, the Issuer shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on May 16 of each of 2006, 2008, 2013 and 2018 (each a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the Issue Price plus accrued and unpaid interest (including Contingent Interest, if any) to, but not including, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the third Business Day prior to such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         The Purchase Price may be paid, at the option of the Issuer, in cash or by the issuance and delivery of Shares of the Issuer valued at the Market Price, or in any combination of cash and Shares.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Issuer shall become obligated to repurchase the Securities if a Change in Control occurs at any time on or prior to May 16, 2006 for a change in control purchase price ( the "Change in Control Purchase Price") equal to 100% of the Issue Price plus accrued and unpaid interest (including Contingent Interest, if any) to, but not including, the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Trust shall become obligated to repurchase the Securities if a Trust Assumption Event occurs for a trust assumption event purchase price (the "Trust Assumption Event Purchase Price") equal to 100% of the Issue Price plus accrued and unpaid interest (including Contingent Interest, if any) to, but not including, the Trust Assumption Event Purchase Date, which Trust Assumption Event Purchase Price shall be paid in cash.

         In addition to the Purchase Price, Change in Control Purchase Price or Trust Assumption Event Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date, the Change in Control Purchase Date or Trust Assumption Event Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Defaulted Interest, if any, with respect thereto, which Defaulted Interest shall be paid in cash promptly following the later of the Purchase Date, the Change in Control Purchase Date or Trust Assumption Event Purchase Date, as the case may be, and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash and/or securities sufficient to pay the Purchase Price or cash sufficient to pay the Change in Control Purchase Price or cash sufficient to pay the Trust Assumption Event Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date, the Change in Control Purchase Date or the Trust Assumption Event Purchase Date, as the case may be, are deposited with the Paying Agent on the Business Day following the Purchase Date, the Change in Control Purchase Date or Trust Assumption Event Purchase Date, as the case may be, interest, (including Contingent Interest), will cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date, Change in Control Purchase Date or Trust Assumption Event Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price, Change in Control Purchase Price or the Trust Assumption Event Purchase Price, as the case may be).

         If the Issuer elects to pay all or part of the Purchase Price in Shares, the portion of interest attributable to the period from the later of (x) the Issue Date, and (y) the date on which interest was last paid through the Purchase Date with respect to the surrendered Security and (except as provided below) accrued Contingent Interest and Defaulted Interest with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Shares (together with cash payment, if any, in lieu of fractional Shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such Shares (together with any such cash payment in lieu of fractional Shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for interest accrued through the Purchase Date and accrued Contingent Interest and Defaulted Interest, if any, and the balance, if any, of such cash and the fair market value of such Shares (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

         Ranking -- The Securities shall be general senior obligations of the Issuer.

         Guarantee -- The Securities are guaranteed by Sheraton Holding Corporation in accordance with Article 12 of the Indenture. The guarantee may be released upon the terms and conditions set forth in the Indenture.

         Trust Guarantee -- Pursuant to Section 12.06 of the Indenture, the Trust has unconditionally guaranteed to each Holder of the Securities the obligation of the Issuer to cause to be delivered to such Holder, in accordance with Section 11.02 of the Indenture, the Class B Shares required to be delivered upon a conversion of the Securities by such Holder in accordance with Article 11, in circumstances where the Issuer has failed to direct the Trust to issue on the Issuer's behalf such Class B Shares in accordance with Section 11.02 of the Indenture after a Holder has satisfied all requirements for a conversion set forth herein and in the Indenture (the "Trust Guarantee"). If the Issuer has failed to direct the Trust to issue on the Issuer's behalf, such Class B Shares so required to be delivered in accordance with Section 11.02 of the Indenture after a Holder has satisfied all requirements for a conversion set forth herein and in the Securities, such Holder may require the Trust to issue such Class B Shares, on behalf of the Issuer, under the Trust Guarantee and, upon the Trust doing so, the Trust shall have the right to be paid by the Issuer (but not by the Holder), with interest at a rate of 8% per annum from the date of issue of such Class B Shares by the Trust until the date of payment for such Class B Shares by the Issuer, the fair value of the Class B Shares so issued under the Trust Guarantee.

         Conversion -- A Holder of a Security may convert it into Shares in accordance with the terms and conditions set forth in Article 11 of the Indenture.

         A Holder's right to convert Securities into Shares is subject to the Issuer's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence in lieu of delivering all or part of such Shares; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Issuer shall deliver Shares (and cash in lieu of fractional Shares) in accordance with Article 11 of the Indenture, whether or not the Issuer has delivered a notice pursuant to Section
11.02 of the Indenture to the effect that the Securities will be paid in cash. The amount of cash to be paid for each $1,000 Principal Amount of a Security shall be equal to the Sale Price of per Share for the five consecutive trading days (a) immediately following the date of the notice of the Issuer pursuant to
Section 11.02 to pay the Conversion Price in cash if the Issuer has not given a notice of redemption or (b) ending on the third trading day prior to the Conversion Date, in the case of a conversion following notice by the Issuer specifying that it intends to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. If the Issuer shall elect to make such payment wholly in Shares, then such Shares shall be delivered through the Conversion Agent to Holders surrendering Securities no later than the fifth Business Day following the Conversion Date. If, however, the Issuer shall elect to make any portion of such payment in cash, then the payment, including any delivery of Shares, shall be made to Holders surrendering Securities no later than the tenth Business Day following the Conversion Date.

         The Issuer shall not pay cash in lieu of delivering all or part of such Shares upon the conversion of any Security pursuant to the terms of Article 11 of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Issuer delivers its notice of whether each Security shall be converted into Shares or cash) and is continuing an Event of Default (other than a default in such payment on such Securities).

         The initial Conversion Rate is 20.0000 Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Issuer will deliver cash or a check in lieu of any fractional Share.

         Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment in an amount equal to the interest thereon that the registered Holder is entitled to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities shall be payable by the Issuer on any Interest Payment Date subsequent to the Conversion Date.

         Securities surrendered for conversion during the period from the close of business on any date on which Contingent Interest accrues to the opening of business on the date on which such Contingent Interest is payable (except Securities with respect to which the Issuer has mailed a notice of redemption) must be accompanied by payment in an amount equal to the Contingent Interest and Defaulted Interest with respect thereto that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no Contingent Interest or Defaulted Interest on converted Securities will accrue after the Conversion Date.

         To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent for cancellation as set forth below, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Issuer or the Trustee and (4) pay all funds required, if any, relating to interest (including Contingent Interest) on the Security to be converted for which the Holder is not entitled and pay any transfer or similar tax, if required. The delivery by the Issuer to the Holder through the Conversion Agent of certificates for the number of Shares issuable upon a conversion of the Security under the circumstances set forth in the preceding paragraph (together with the surrender of the associated Trust Guarantee) shall be effected in the manner set forth in this paragraph and in the Indenture. Upon the surrender by a Holder of the applicable Corporation Note or portion thereof to the Issuer in accordance with Section 11.01 of the Indenture, in the circumstances when conversion rights are exercisable and a Trust Assumption Event has not occurred, the Issuer shall issue to the Holder the Conversion Number of Corporation Shares and will cause the Conversion Number of Class B Shares to be issued to the Holder from the Trust by paying to the Trust the fair value (as such value is determined by the Issuer and the Trust) of the Conversion Number of Class B Shares issuable upon exercise of conversion rights and directing the Trust to issue, on behalf of the Issuer, such Class B Shares to the Holder, subject to the surrender by the Holder of the Trust Guarantee (insofar as it relates to the portion of the Holder's Securities being converted), which shall be deemed to be surrendered to the Trust simultaneously with the receipt of the Conversion Number of Class B Shares. As between the Holder and the Trust, the Holder need only surrender the Trust Guarantee to the Trust as provided in the preceding sentence to receive the Conversion Number of Class B Shares from the Trust, provided that the conversion rights are then exercisable and the Trust Assumption Event has not occurred and the Holder has satisfied all requirements for a conversion of the Security.

         A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on, or other distributions with respect to, any Shares except as provided in the Indenture. On conversion of a Security,
(a) that portion of accrued interest attributable to the period from the later of (x) the Issue Date and (y) the date on which interest was last paid through the Conversion Date with respect to the converted Security and (except as provided below) accrued Contingent Interest and accrued Defaulted Interest with respect to the converted Security and (b) that portion of Security Conversion Tax Interest (as defined in Section 11.02 of the Indenture), shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Shares (together with the cash payment, if any, in lieu of fractional Shares) and cash, if any, in exchange for the Security being converted pursuant to the terms hereof; and such cash and the fair market value of such Shares (together with any such cash payment in lieu of fractional Shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for interest, and accrued Contingent Interest and Security Conversion Tax Interest accrued through the Conversion Date and Defaulted Interest, and the balance, if any, of the fair market value of such cash and such Shares shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         The Conversion Rate will be adjusted as provided in the Indenture.

         If the Issuer is a party to a consolidation, merger or binding share exchange or a transfer of its assets as, or substantially as, an entirety, or upon certain distributions described in the Indenture, the right to convert a Security into Shares may be changed into a right to convert it into securities, cash or other assets of the Issuer or another Person.

         In the event of a Share Separation, the Securities shall not be convertible in Shares, but shall instead be convertible solely into Corporation Shares except upon a Trust Assumption Event. Upon the occurrence of a Share Separation, the Conversion Rate of the Securities shall be adjusted in accordance with the terms of the Indenture. In addition, Holders of Securities shall not be entitled to convert their Securities into Shares for the period beginning on the record date for such Share Separation and ending on the first Business Day succeeding the first five consecutive trading days after the effective date of such Share Separation.

         In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

         Subject to certain limitations in the Indenture, at any time when the Issuer is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

         If an Event of Default shall occur and be continuing, the Issue Price plus accrued and unpaid interest (including Contingent Interest, if any) may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of this Security and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture and this Security at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in Principal Amount of the outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in Principal Amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense, and the Trustee shall not have received from the Holders of a majority in Principal Amount of outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal Amount, Purchase Price or Change in Control Purchase Price of, interest (including Contingent Interest), if any, on, and liquidated damages on this Security at the times, place and rate, and in the coin or currency, prescribed in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer established pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 Principal Amount and any integral multiple of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                   [FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                   FROM GLOBAL SECURITY OR DEFINITIVE SECURITY
                             TO DEFINITIVE SECURITY]

        (Transfers pursuant to Section 2.13(a)(1) or Section 2.13(a)(2)
                                of the Indenture)

                                                           ________________, ___



U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Department

Re:      Transfer of  $________ Principal Amount of
         3.50% Convertible Senior Notes due 2023
         (the "Securities") of Starwood Resorts & Hotels Worldwide, Inc. (the "Issuer")

         Reference is hereby made to the Indenture dated as of May 16, 2003 (the "Indenture") among the Issuer, Sheraton Holding Corporation, Starwood Hotels & Resorts and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to U.S. $              aggregate principal amount
of Securities which are held [in the form of a [Definitive] [Global Security
(CUSIP No.                 )]* in the name of [name of transferor] (the
"Transferor") to effect the transfer of Securities.

         In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Securities and the Indenture and (ii) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act of 1933, as amended) (an "Institutional Accredited Investor") which is acquiring such Securities for its own account or for one or more accounts, each of which is an Institutional Accredited Investor, over which it exercises sole investment discretion and
(iii) in accordance with applicable securities laws of any state of the United States.


---------------------------
*  Insert, if appropriate.

                                               [Name of Transferor],

                                               By:
                                                  ------------------------
                                               Name:
                                                    ----------------------
                                               Title:
                                                     ---------------------
                                               Dated:
                                                     ---------------------

               [FORM OF NON-DISTRIBUTION LETTER FOR INSTITUTIONAL
                             ACCREDITED INVESTORS]

         (Transfers pursuant to Section 2.13(a)(1) or Section 2.13(a)(2)
                               of the Indenture)

                                                           ----------------, ---


U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Department


Starwood Resorts & Hotels Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604

Re:      Purchase of  $________ Principal Amount of
         3.50% Convertible Senior Notes due 2023
         (together with the Shares issuable upon
         conversion thereof, the "Securities") of
         Starwood Resorts & Hotels Worldwide, Inc. (the "Issuer")(1)

Ladies and Gentlemen:

                  In connection with our purchase of the Securities we confirm that:

                  1. We understand that the Securities are not being and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

                  2. We acknowledge that (a) neither the Issuer, nor the Initial Purchasers (as defined in the Offering Memorandum dated May 9, 2003 relating to the Securities (the "Offering Memorandum")) nor any person acting on behalf of the Issuer or the Initial Purchasers has made any representation to us with respect to the Issuer or the offer or sale of any Securities; and (b) any information we desire concerning the Issuer and the Securities or any other matter relevant to our decision to purchase the Securities (including a copy of the Offering Memorandum) is or has been made available to us.

                  3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited


-----------------------
(1) Each U.S. purchaser, or account for which each U.S. purchaser is acting, should purchase at least $250,000 Principal Amount of Securities.

investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) able to bear the economic risk of investment in the Securities.

                  4. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

                  5. We understand that (a) the Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

         "THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), AS LONG AS THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED

TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES EVIDENCED
HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE."

                  and (b) the Issuer has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of paragraph 6 below (provided, in the case of a disposition of the Securities in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

                  6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

                  (a) the Securities are sold in compliance with Rule 144(k) under the Securities Act; or

                  (b) the Securities are sold in compliance with Rule 144A under the Securities Act; or

                  (c) the Securities are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

                  (d) the Securities are sold pursuant to an effective registration statement under the Securities Act; or

                  (e) the Securities are sold to the Issuer or an affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer; or

                  (f) the Securities are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Issuer or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Issuer or its designee may reasonably request.

                                Very truly yours,


                                By ______________________
                                   (Authorized Officer)

                            [FORM OF PURCHASE NOTICE]

                                                           ________________, ___


U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Department


Starwood Resorts & Hotels Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604


Re:      Purchase of  $________ Principal Amount of
         3.50% Convertible Senior Notes due 2023
         (the "Securities") of Starwood Resorts & Hotels Worldwide, Inc. (the "Issuer")

         Certificate No(s). of Securities:   _____________________________

         This is a Purchase Notice as defined in Section [3.08(a)][3.15(b)] of the Indenture dated as of May 16, 2003 (the "Indenture") among the Issuer, Sheraton Holding Corporation, Starwood Hotels & Resorts and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

         I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Issuer pursuant to Section [3.08(a)][3.15(b)] of the Indenture (in multiples of $1,000):
$_____________________________

         I hereby agree that the Securities will be purchased as of the Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

         [In the event that the Issuer elects, pursuant to Section 3.08(b) of the Indenture, to pay the Purchase Price, in whole or in part, in Shares but such portion of the Purchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Purchase Price in Shares is not satisfied prior to the close of business on the Purchase Date, I elect (check one):

         [ ] (1) to withdraw this Purchase Notice as to all of the Securities to which it relates;

         [ ] (2) to withdraw this Purchase Notice as to $___________________ Principal Amount of Securities (Certificate No(s).
         ____________________); or

         [ ] (3) to receive cash in respect of the entire Purchase Price for all Securities or portions thereof to which this Purchase Notice relates.]

                                              Signed:  ________________________

                   [FORM OF CHANGE IN CONTROL PURCHASE NOTICE]

                                                           ________________, ___


U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Department


Starwood Resorts & Hotels Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604


Re:      Purchase of  $________ Principal Amount of
         3.50% Convertible Senior Notes due 2023
         (the "Securities") of Starwood Resorts & Hotels Worldwide, Inc. (the "Issuer")

         Certificate No(s). of Securities:   _____________________________

         This is a Change in Control Purchase Notice as defined in Section 3.09 of the Indenture dated as of May 16, 2003 (the "Indenture") among the Issuer, Sheraton Holding Corporation, Starwood Hotels & Resorts and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

         I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Issuer pursuant to Section 3.09 of the Indenture (in multiples of $1,000):
$________________________________

         I hereby agree that the Securities will be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

                        Signed: ________________________

                   [FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                              OF RESTRICTED SHARES]

            (Transfers pursuant to Section 11.20(c) of the Indenture)

[NAME AND ADDRESS OF TRANSFER AGENT OF SHARES]

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Department


Re:      Shares of Starwood Resorts & Hotels Worldwide, Inc. (the "Issuer")


         Reference is hereby made to the Indenture dated as of May 16, 2003 (the "Indenture") between the Issuer and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to ____________ Shares represented by the accompanying certificate(s) that were issued upon conversion of Securities and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Shares.

         In connection with the transfer of such Shares, the undersigned confirms that such Shares are being transferred:

         CHECK ONE BOX BELOW

         (1) / /  to the Issuer; or

         (2) / / pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         (3) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the transfer agent a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Issuer or transfer agent); or

         (4) / / pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Shares evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(2), (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Shares such certifications and other information, and if box (4) is checked such legal opinions, as the Issuer reasonably requests in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                         [Name of Transferor],



                                         By
                                           -------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


Dated:

                            FORM OF CONVERSION NOTICE

         If you want to convert this Security into Shares of the Issuer, check the box: / /

         To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

         $__________________________________

         If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
              (Insert other person's social security or tax ID no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
           (Print or type other person's name, address and zip code)

         Date: _____________________________         Signed: ___________________

         (Sign exactly as your name appears on the other side of this Security)

         Signature Guarantee:________________________________